                                                                     EXHIBIT 4.5
                                OPTION AGREEMENT


         This Option Agreement is entered into as of the 27th day of July, 1987, by and between Continental Illinois Corporation ("CICorp") and Thomas C. Theobald ("Executive").

         Section 1. Grant. Subject to the following provisions of this Option Agreement, CICorp hereby grants Executive options (the "Options") to purchase 2,000,000 shares of CICorp common stock, $1.00 par value per share ("Common Stock").

         Section 2. Duration. Subject to the provisions of Section 3, the Options shall become exercisable with respect to 666,667 shares of Common Stock on July 31, 1988 and with respect to an additional 666,666 shares of Common Stock on each of July 31, 1989 and July 31, 1990, in each case only if the Executive is continually employed by CICorp from July 27, 1987 through such date. If the Executive ceases to be employed by CICorp after July 27, 1987 and before July 31, 1990, by reason of his death or Disability (as defined in the Executive's employment agreement) the number of shares for which the Options were to become exercisable on the July 31 following such cessation of employment will be pro rated on a daily basis. For example, if such Executive ceases to be employed halfway between July 31, 1987 and July 31, 1988, for either such reason, one-half of the shares which would have been exercisable on July 31, 1988 will become exercisable upon such cessation. Once an Option becomes exercisable, it shall remain exercisable until July 31, 1997.

For purposes of this Section 2, cessation of employment by reason of Disability shall not be deemed to occur until six months after Executive's employment is terminated pursuant to Section 7 of the Executive's employment agreement.

         Section 3. Acceleration. If the Executive's employment is terminated for reasons other than Cause or if there is a Change in Control of CICorp (as defined below), all outstanding Options shall immediately become exercisable. For purposes of this Option Agreement, "Change in Control" shall mean (i) the acquisition by any person or group of more than 50% of the voting stock of CICorp or (ii) a change in composition of a majority of the Board of Directors of CICorp resulting from the election of directors other than nominees of the Board of Directors.


         Section 4. Manner of Exercise. Any exercise of an Option shall be by delivery of (i) a written notice to CICorp specifying the number of shares of Common Stock purchased and (ii) payment for such shares. Payment shall be made either (i) in cash (including certified check, bank draft, or money order), or
(ii) by delivering shares of Common Stock already


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owned by Executive, with each such share being valued at the closing price for a share of Common Stock as shown on the New York Stock Exchange composite tape on the last business day preceding the day on which notice of exercise is received by CICorp, or (iii) a combination of such shares and cash. CICorp shall have the right to require payment (through withholding from the Executive's salary, from the award itself or otherwise as CICorp shall determine) of any federal and state taxes required to be withheld from any transfer of shares hereunder.

Promptly after any exercise of an option, CICorp, at its principal executive office, will deliver to the Executive a certificate or certificates representing the shares so purchased free and clear of any liens, encumbrances, pledges or other security interests and free and clear of any charges or assessments and not subject to any restrictions as to transferability, except as contained herein.

         Section 5. Price. The price of each share purchased by exercise of an Option shall be $5.375, subject to adjustment as provided in Section 6.

         Section 6. Antidilution. Each time a Dilution Event (as defined below) occurs:

         (a) the number of shares subject to unexercised Options shall be adjusted by multiplication thereof by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately following such Dilution Event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Dilution Event; and

         (b) for purposes of determining the price under Section 5 with respect to all such shares subject to unexercised Options (as adjusted in number hereby) the Option price shall be adjusted by multiplication thereof by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Dilution Event and the denominator of which is the number of shares of Common Stock outstanding immediately after such Dilution Event.

"Dilution Event" means any of the following: (i) a subdivision or reclassification by CICorp of the outstanding shares of Common Stock into a greater number of such shares, (ii) a combination or reclassification by CICorp of the outstanding shares of Common Stock into a lesser number of such shares, or (iii) a payment by CICorp of a dividend in Common Stock.

         Section 7. Registration Rights and Rule 144 Compliance. The shares of Common Stock issued or issuable upon the exercise





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of Options granted under this Option Agreement shall be registered under the
Securities Act of 1933 under the circumstances and in accordance with the terms and conditions set forth on Exhibit A to this Option Agreement.

So long as Executive owns any shares of Common Stock purchased by exercise of the Options, CICorp will remain in compliance with the current public information requirements of paragraph (c)(1) of Rule 144 under the Securities Act of 1933, or any applicable successor provision thereto.

         Section 8. Stock Legend and Investment Representation. If required by applicable securities laws, all certificates representing Common Stock issued on exercise of an Option shall bear the following legend:

                 "These securities have not been registered under the Securities Act of 1933. They may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act or an opinion from counsel, satisfactory to Continental Illinois Corporation, that registration under the Act is not required."

The Executive hereby agrees that any shares of Common Stock to be issued upon the exercise of Options are to be acquired for investment and not for resale or with a view to the distribution thereof in violation of the Securities Act of 1933 or state securities laws.

         Section 9. Assignment. The Options, rights and obligations of the Executive and the obligations of CICorp under this Option Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that the Options may be transferred by will or by laws of descent and distribution. During the Executive's lifetime, the Options shall be exercisable only by the Executive or by his guardian or legal representative.

         Section 10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered in person or mailed, registered mail, return receipt requested, postage prepaid, if to CICorp to Continental Illinois Corporation, 231 South LaSalle Street, Chicago, Illinois 60697, Attention: General Counsel, and if to the Executive, to the address set forth under his signature below or to such other address as he may specify to CICorp in writing.

         Section 11. Complete Agreement. This Option Agreement shall constitute the entire agreement between CICorp and the Executive with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.





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         Section 12.  Amendment; Waiver.  This Option Agreement may not be
amended, discharged, released, changed or modified in any manner except by an instrument in writing signed by the Executive and signed on behalf of CICorp by a duly authorized officer. The failure of either party to enforce at any time any of the provisions of this Option Agreement shall in no way be construed as a waiver of any such provision, nor in any way affect the validity of this Option Agreement or any part thereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Option Agreement shall be held to be a waiver of any other or subsequent breach. The Corporation shall not merge or consolidate with any other corporation without making suitable arrangements for an equitable adjustment to the Options which will preserve the value of the Options to the Executive.

         Section 13. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, CICorp and the Executive have entered into this Option Agreement as of the date first above written.

CONTINENTAL ILLINOIS CORPORATION


                                              /s/  JOHN E. SWEARINGEN
                                       By _____________________________________
                                           Chairman of the Board of Directors
                                               and Chief Executive Officer


                                              /s/  THOMAS C. THEOBALD
                                          _____________________________________
                                                   THOMAS C. THEOBALD


                                       Address:  860 United Nations Plaza
                                                 New York, New York 10017





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                                   Exhibit A

                          Registration of Common Stock


         A.      Registration Rights.

                 (1)      As long as CICorp has shares registered pursuant to
         Section 12(b) or 12(g) of the Securities Exchange Act of 1934, CICorp will, upon request by the Executive, file a registration statement under the Securities Act of 1933 (the "Securities Act") to register such of the shares of its Common Stock which have been or are issuable upon the exercise of Options as requested by the Executive.

                 (2) If at any time or from time to time CICorp shall determine to file a registration statement under the Securities Act to register any shares of its Common Stock, CICorp will promptly notify the Executive of such determination and give the Executive an opportunity to include the shares of Common Stock which have been or are issuable upon the exercise of Options by the Executive as part of such registration and shall include in such Registration Statement such of these shares as the Executive requests.

         B. Registration Procedures. After receipt of a request from the Executive to register shares of Common Stock which have been or are issuable upon the exercise of Options by the Executive, CICorp will, as expeditiously as is reasonable:

                 (1) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to shares of its Common Stock which have been or are issuable upon the exercise of Options as shall have been requested by the Executive (the "Securities") and use its best efforts to cause such registration statement to become and, subject to Subsection (2), remain effective.

                 (2) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such registration statement whenever the Executive shall desire to sell or otherwise dispose of the same; provided, however, that CICorp shall have no obligation to file any amendment more than 9 months





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         after the effective date of such registration statement.

                 (3) Furnish to the Executive such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as the Executive may reasonably request in order to facilitate the sale or other disposition of the Securities owned by the Executive in conformity with (a) the requirements of the Securities Act and (b) the Executive's proposed method of distribution.

                 (4) Use its best efforts to register or qualify the Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Executive shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the Executive to consummate the public sale or other disposition in such jurisdictions of the Securities owned by the Executive; provided, that CICorp will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection, or (ii) consent to general service of process in any such jurisdiction except for consents customarily required by state securities commissioners.

                 (5) Furnish, at the request of the Executive on the date that such shares of Common Stock issued upon the exercise of Options are delivered to the underwriters for sale pursuant to such registration or, if such shares of Common Stock are not being sold through underwriters, on the date that the registration statement with respect to such shares of Common Stock becomes effective, (1) an opinion, dated such date, of the counsel representing CICorp for the purposes of such registration (who may be an employee of CICorp), addressed to the underwriters, if any, and to the Executive, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Executive may reasonably request and are then customarily included in such opinions to underwriters and (2) letters, dated, respectively, (i) the effective date of the registration statement and (ii) the date such Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by CICorp, addressed to the underwriters, if any, and to the Executive, covering such financial,





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         statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Executive may reasonably request and are customarily included in such letters.

                 (6) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of Company, Rule 158).

         C. Expenses; Limitations on Registration. All expenses incurred in the registration of the Securities including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, legal fees and disbursements of counsel for CICorp, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection 4 of Section B, shall be paid by CICorp, except that

                 (1) CICorp shall not be liable for the legal fees and disbursements of counsel for the Executive; and

                 (2) CICorp shall not be liable for any discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the Securities sold by the Executive.

         It shall be a condition precedent to the obligation of CICorp to take any action to register the shares of Common Stock of the Executive which are received upon the exercise of Options that (i) CICorp shall have received an undertaking satisfactory to it from the Executive to pay all expenses to be incurred by or for the account of and required to be paid by the Executive, and
(ii) the Executive shall furnish to CICorp such information regarding such Securities and the intended method of disposition thereof as CICorp shall reasonably request and as shall be required in connection with the action taken by CICorp.

         D.      Indemnification.

                 (1) In the event of any registration of any shares of Common Stock issuable upon the exercise of





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         Options under the Securities Act pursuant to this Exhibit A, CICorp shall indemnify and hold harmless the Executive against any losses, claims, damages or liabilities, joint or several, to which the Executive may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Executive for legal or any other expenses reasonably incurred by the Executive in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CICorp shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to CICorp through an instrument duly executed by or on behalf of the Executive stating that it is specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Executive and shall survive the transfer of such Securities by the Executive.

                 (2) The Executive, by including shares of Common Stock issuable upon the exercise of Options in a registration statement, shall agree to indemnify and hold harmless CICorp, its directors and officers and each other person, if any, who controls CICorp against any losses, claims, damages or liabilities, joint or several, to which CICorp or any director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the disposition by the Executive of any shares of Common Stock issued upon the exercise of Options in violation of the provisions or the conditions in this Exhibit A, or (ii) any untrue statement or alleged untrue statement of any material





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         fact contained, on the effective date thereof, in any registration statement under which Securities were registered under the Securities Act at the request of the Executive, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to CICorp through an instrument duly executed by or on behalf of such Executive specifically stating it is for use therein, and shall reimburse CICorp or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

                 (3) Indemnification similar to that specified in Subsections (1) and (2) of this Section D shall be given by CICorp and the Executive registering shares of Common Stock issued upon the exercise of Options with respect to any required registration or other qualification of such shares of Common Stock under any federal or state securities or blue sky or other law or regulation of governmental authority other than the Securities Act.

                 (4) Promptly after receipt by any person of notice of the commencement of any action in respect of which indemnity may be sought pursuant to this Section D, such person (the "indemnified party") will notify each party against whom indemnity may be sought (the "indemnifying party") in writing of the commencement thereof, and subject to the provisions hereinafter stated, the indemnifying party shall assume the defense of such action, including (i) the employment of counsel (who shall be counsel satisfactory to the indemnified party) and (ii) the payment of expenses, insofar as such action shall relate to any liability or alleged liability in respect of which indemnity may be sought against the indemnifying party hereunder, and
         (iii) the right to negotiate and effectuate the settlement of such actions. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party unless the employment of





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         such counsel has been specifically authorized by the indemnifying party or unless the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm for all such indemnified parties. The indemnifying party shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the indemnifying party. Failure by any indemnified party to promptly notify an indemnifying party of the commencement of any action in respect of which indemnity may be sought shall not result in such indemnified party not being entitled to indemnification pursuant to this Section D unless such failure to give prompt notice results in any adverse impact on the indemnifying party's ability to defend such action.

                 (5) The fact that indemnification is not available pursuant to this Section D shall not affect any other right to indemnification which may otherwise exist.





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